--------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2001

                                                  Registration No. 333-
                                                                        --------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                                       38-1794485
(State or other jurisdiction of incorporation)          (IRS Employer Identification No.)

                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
          (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

              MASCO CONTRACTOR SERVICES, INC. SALARIED 401(k) PLAN
               MASCO CONTRACTOR SERVICES, INC. HOURLY 401(k) PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------- --------------------- ------------------------- ---------------------
         Title of                                  Proposed Maximum        Proposed Maximum
     Securities to be            Amount to          Offering Price           Aggregate of               Amount of
      Registered (1)         be Registered (1)(2)     Per Share(3)         Offering Price(3)        Registration Fee(3)
---------------------------- -------------------- --------------------- ------------------------- ---------------------
  Common Stock (par value          250,000               $24.00              $6,000,000.00            $1,434.00
    $1.00 per share)(4)
---------------------------- -------------------- --------------------- ------------------------- ---------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Tape on December 12, 2001 as reported in The Wall Street Journal.
(4) Includes related Preferred Stock Purchase Rights under Registrant's Rights Agreement.

                                  INTRODUCTION

         In connection with the offering by Masco Corporation (the "Company") of additional investment alternatives to participants in the Masco Contractor Services, Inc. Salaried 401(k) Plan and Masco Contractor Services, Inc. Hourly 401(k) Plan (each, a "Plan," and together, the "Plans"), the Company and the Plans will permit participants in the Plans (subject to certain exceptions) to invest up to 25% of their account balances and up to 25% of additional contributions to their accounts in a unitized stock fund consisting predominately of shares of Masco Corporation common stock, par value $1.00 (the "Common Stock"), and of cash investments (as determined from time to time by the trustee of the Plans). Based on the level of investments from time to time in the unitized stock fund by participants in the Plans, the trustee will purchase or sell shares of Common Stock on the New York Stock Exchange or in private transactions at then prevailing market prices. The Company will not issue any shares of Common Stock to the Plans.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS
                     Omitted pursuant to the Note to Part I.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company and the Plans incorporate the following documents into this Registration Statement by reference:

                  (a) Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000;

                  (b) Masco Corporation's Current Report on Form 8-K dated March 28, 2001;

                  (c) Masco Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September
                  30, 2001; and

                  (d) The description of Masco Corporation's common stock contained in the amendment on Form 8 dated May 22, 1991 to the Company's registration statement on Form 8-A and the description of Masco Corporation preferred stock purchase rights contained in the amendment on Form 8-A12B/A dated March 18, 1999 to the Company's registration statement on Form 8-A.

         All reports and other documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports or documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a Director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

         Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the Company's Directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as Directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes Directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which Directors derive improper personal benefit.

         The Company's Directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the Federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacity.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.                      DESCRIPTION

4.a Restated Certificate of Incorporation of Masco Corporation. Incorporated herein by reference to the Exhibits filed with the Masco Corporation's Registration Statement on Form S-3 (1933 Act No. 333-73802).

*4.b     Bylaws of Masco Corporation.

4.c Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998. Incorporated herein by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

5 Pursuant to Item 8(b), Masco Corporation undertakes to submit the Plans and any amendments to the Plans to the Internal Revenue service ("IRS") in a timely manner and make all changes required by the IRS to qualify the Plans.

*23 Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of Masco Corporation.

*24 Power of Attorney, included on the signatures page of this Registration Statement on Form S-8.

---------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

1.       The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and a(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act or of either Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the indemnification provisions described in Item 6 "Indemnification of Directors and Officers", or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 18th day of December, 2001.

                                           MASCO CORPORATION


                                           By  /s/Richard A. Manoogian
                                             -----------------------------------
                                                    Richard A. Manoogian
                                                    Chairman of the Board and
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                  TITLE                           DATE

PRINCIPAL EXECUTIVE OFFICER:

/s/Richard A. Manoogian                     Chairman of the Board               December 18, 2001
------------------------------------        and Chief Executive Officer
     Richard A. Manoogian


PRINCIPAL FINANCIAL OFFICER:

/s/Timothy Wadhams                          Vice President and                  December 18, 2001
------------------------------------        Chief Financial Officer
      Timothy Wadhams


PRINCIPAL ACCOUNTING OFFICER:

/s/Robert B. Rosowski                       Vice President and Treasurer        December 18, 2001
------------------------------------
      Robert B. Rosowski

/s/Thomas G. Denomme                        Director                            December 18, 2001
------------------------------------
      Thomas G. Denomme

/s/Peter A. Dow                             Director                            December 18, 2001
------------------------------------
      Peter A. Dow

/s/Anthony F. Earley, Jr.                   Director                            December 18, 2001
------------------------------------
      Anthony F. Earley, Jr.

/s/Joseph L. Hudson, Jr.                    Director                            December 18, 2001
------------------------------------
     Joseph L. Hudson, Jr.

/s/Verne G. Istock                          Director                            December 18, 2001
------------------------------------
      Verne G. Istock

/s/Raymond F. Kennedy                       President and Chief                 December 18, 2001
------------------------------------        Operating Officer and Director
      Raymond F. Kennedy

/s/Wayne B. Lyon                            Director                            December 18, 2001
------------------------------------
      Wayne B. Lyon

/s/John A. Morgan                           Director                            December 18, 2001
------------------------------------
      John A. Morgan

/s/Mary Ann Van Lokeren                     Director                            December 18, 2001
------------------------------------
      Mary Ann Van Lokeren

The Plan(s). Pursuant to the requirements of the Securities Act of 1933, the plan administrator of each of the employee benefit plans, interests in which are registered hereby, has duly caused this Registration Statement to be signed on their behalf by the undersigned thereunto duly authorized, in the City of Taylor, State of Michigan, on December 18, 2001.

                                       MASCO CONTRACTOR SERVICES, INC.
                                           SALARIED 401(k) PLAN

                                       By:  MASCO CORPORATION, Administrator


                                       BY:  /s/Richard A. Manoogian
                                            ------------------------------------
                                               Richard A. Manoogian
                                               Chairman of the Board and
                                               Chief Executive Officer


                                       MASCO CONTRACTOR SERVICES, INC.
                                           HOURLY 401(k) PLAN

                                       By:  MASCO CORPORATION, Administrator


                                       BY:  /s/Richard A. Manoogian
                                            ------------------------------------
                                               Richard A. Manoogian
                                               Chairman of the Board and
                                               Chief Executive Officer

                                INDEX TO EXHIBITS


EXHIBIT NO.                       DESCRIPTION

4.a Restated Certificate of Incorporation of Masco Corporation. Incorporated herein by reference to the Exhibits filed with the Masco Corporation's Registration Statement on Form S-3 (1933 Act No. 333-73802).

*4.b     Bylaws of Masco Corporation.

4.c Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998. Incorporated herein by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

5 Pursuant to Item 8(b), Masco Corporation undertakes to submit the Plans and any amendments to the Plans to the Internal Revenue service ("IRS") in a timely manner and make all changes required by the IRS to qualify the Plans.

*23 Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of Masco Corporation.

*24 Power of Attorney, included on the signatures page of this Registration Statement on Form S-8.


---------------
*Filed herewith.